Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$391,220
Unrealized Gain (Loss) on Market Value of Futures	508,160
Dividend Income	468
Interest Income	960
ETF Transaction Fees	700
Total Income (Loss)	$901,508

Expenses
General Partner Management Fees	$33,376
Brokerage Commissions	1,172
NYMEX License Fee	667
Non-interested Directors' Fees and Expenses	428
Prepaid Insurance Expense	164
Other Expenses	15,128
Total Expenses	50,935
Expense Waiver	(8,176)
Net Expenses	$42,759
Net Income (Loss)	$858,749

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/12	$51,383,251
Withdrawals (150,000 Units)	(2,925,406)
Net Income (Loss)	858,749

Net Asset Value End of Month	$49,316,594
Net Asset Value Per Unit (2,600,000 Units)	$18.97

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612